UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35798 (Commission File No.)	77-0557236 (IRS Employer Identification No.)

830 Morris Turnpike, 4th Floor

Short Hills, New Jersey 07078
(Address of principal executive offices and zip code)

(973) 200-3010
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2022, Humanigen, Inc. (the “Company”), and Catalent Pharma Solutions, LLC (“Catalent”) entered into a Settlement Agreement (the “Settlement Agreement”) resolving certain previously reported disputes between the Company and Catalent that had arisen under the Multiple Facility Clinical Supply and Services Agreement (the “MSA”) dated July 31, 2020, by and between Catalent and the Company, pursuant to which Catalent had agreed to perform certain services relating to the manufacturing of lenzilumab, the Company’s lead product candidate.

Pursuant to the Settlement Agreement, the Company agreed to make a one-time payment of $12 million (the “Settlement Payment”) to Catalent in full satisfaction of all of the Company’s payment obligations under the MSA for products and prior services, as well as cancellation fees Catalent claimed to be owed. In consideration of its receipt of the Settlement Payment, which the Company made on December 22, 2022, Catalent waived and released Catalent’s rights to pursue all payments, claims, or invoices for such products and services and cancellation fees, as well as for some limited additional work to be performed by Catalent, quantified at approximately $23.5 million in the aggregate.

The terms and conditions of the MSA generally will remain in full force and effect with respect to any ongoing activities and additional work to be performed by Catalent.

The foregoing description of the material terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, to be filed with the Securities and Exchange Commission as an exhibit to the Company’s 2022 Annual Report on Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUMANIGEN, INC.

Dated: December 22, 2022	By:	/s/ Cameron Durrant
	Name:	Cameron Durrant
	Title:	Chairman of the Board and Chief Executive Officer